Exhibit 99.1
April 16, 2018

Fellow shareholders,

We strive to entertain and to bring joy to people across the world through amazing stories. Our 125 million members provided us with $3.6 billion in streaming revenue in Q1. Our job is to spend this money wisely to increase our members’ delight.

(in millions except per share data and Streaming Content Obligations)	Q1'17	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18 Forecast
Total (Including DVD):
Revenue	$2,637	$2,785	$2,985	$3,286	$3,701	$3,934
Y/Y % Growth	34.7%	32.3%	30.3%	32.6%	40.4%	41.2%
Operating Income	$257	$128	$209	$245	$447	$469
Operating Margin	9.7%	4.6%	7.0%	7.5%	12.1%	11.9%
Net Income	$178	$66	$130	$186	$290	$358
Diluted EPS	$0.40	$0.15	$0.29	$0.41	$0.64	$0.79

Total Streaming:
Revenue	$2,516	$2,671	$2,875	$3,181	$3,602	$3,841
Y/Y % Growth	38.8%	35.8%	33.2%	35.3%	43.2%	43.8%
Paid Memberships	94.36	99.04	104.02	110.64	118.90	125.00
Total Memberships	98.75	103.95	109.25	117.58	125.00	131.20
Net Additions	4.95	5.20	5.30	8.33	7.41	6.20

US Streaming:
Revenue	$1,470	$1,505	$1,547	$1,630	$1,820	$1,898
Contribution Profit	$606	$560	$554	$561	$697	$751
Contribution Margin	41.2%	37.2%	35.8%	34.4%	38.3%	39.6%
Paid Memberships	49.38	50.32	51.35	52.81	55.09	56.29
Total Memberships	50.85	51.92	52.77	54.75	56.71	57.91
Net Additions	1.42	1.07	0.85	1.98	1.96	1.20

International Streaming:
Revenue	$1,046	$1,165	$1,327	$1,550	$1,782	$1,943
Contribution Profit (Loss)	$43	$(13)	$62	$135	$272	$274
Contribution Margin	4.1%	(1.1)%	4.7%	8.7%	15.3%	14.1%
Paid Memberships	44.99	48.71	52.68	57.83	63.82	68.72
Total Memberships	47.89	52.03	56.48	62.83	68.29	73.29
Net Additions	3.53	4.14	4.45	6.36	5.46	5.00

Consolidated:
Net cash (used in) operating activities	$(344)	$(535)	$(420)	$(488)	$(237)
Free Cash Flow	$(423)	$(608)	$(465)	$(524)	$(287)
EBITDA	$317	$190	$273	$313	$534
Shares (FD)	445.5	446.3	447.4	448.1	450.4
Streaming Content Obligations* ($B)	15.3	15.7	17.0	17.7	17.9
*Corresponds to our total known streaming content obligations as defined in our financial statements and related notes in our most recently filed SEC Form 10-K

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Q1 Results and Q2 Forecast

Revenue grew 43% year over year in Q1, the fastest pace in the history of our streaming business, due to a 25% increase in average paid streaming memberships and a 14% rise in ASP. Operating margin of 12% rose 232 bps year over year. This was higher than our beginning of quarter guidance, due primarily to the timing of content spend. Diluted EPS of $0.64 vs. $0.40 included a $41m non-cash unrealized loss from F/X remeasurement on our Eurobond.
Global net adds totaled a new Q1-record of 7.41m, up 50% year over year and ahead of our 6.35m forecast. The variance relative to our guidance was driven by continued strong acquisition trends across the globe which we attribute to the growing breadth of our content and the worldwide adoption of internet entertainment.
In the US, we added 1.96m memberships (compared with forecast of 1.45m). We completed our price adjustment during this past quarter, resulting in 12% ASP growth for the domestic segment. Outside of the US, membership grew by 5.46m (vs. forecast of 4.90m). Our international segment now accounts for 50% of revenue and 55% of memberships. Excluding a F/X impact of +$114 million, international revenue and ASP rose 59% and 13% year over year, respectively.
As a reminder, the quarterly guidance we provide is our internal forecast at the time we report. For Q2, we expect 6.2 million global net additions (1.2m in the US and 5.0m for the international segment) vs. 5.2 million in the year ago quarter. Q2 operating margin is expected to be 12%. We are now targeting a full year operating margin of 10%-11%. We continue to anticipate content and marketing spend to be weighted towards the second half of 2018.
Content

We’ll have $7.5-$8 billion of content expense (on a P&L basis) in 2018 across a wide variety of formats (series, films, unscripted, docs, comedy specials, non-English language) to serve the diverse tastes of our growing global membership base.
Q1 scripted original series debuts included the dark, coming of age story The End of the F***ing World and sci-fi thriller Altered Carbon as well as returning seasons of Marvel’s Jessica Jones, Grace and Frankie, Santa Clarita Diet and A Series of Unfortunate Events.
Last year, we expanded our efforts in original programming to unscripted shows across several genres. Our output in this area is now comparable to similarly-focused US domestic cable networks. Shows like Queer Eye1 and Nailed It 2 are great examples of our ambitions in this area: engaging, buzz-worthy shows that drive lots of enjoyment around the world.
Our investment in international production continued to increase with big, non-English originals like O Mecanismo (The Mechanism).3 Loosely inspired by real events and from Narcos creator José Padilha, this drama is tracking to be one of our most viewed originals in Brazil. We are also seeing more examples of non-English content transcending borders. This quarter, La Casa de Papel (Money Heist in English

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1 https://www.theguardian.com/fashion/2018/feb/28/queer-eye-isnt-just-great-fashion-tv-its-the-best-show-of-the-year
2 https://www.pastemagazine.com/articles/2018/03/netflixs-nailed-it-is-the-anti-great-british-bakin.html
3 https://www.nytimes.com/2018/03/16/arts/television/mechanism-netflix-brazil-jose-padilha.html

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language territories), a Spanish language heist thriller, became the most watched non-English series on Netflix ever.
On Super Bowl Sunday, we surprise-announced and launched The Cloverfield Paradox, the third film in the Cloverfield franchise. Through tight coordination among our original film, product, marketing and PR teams, the event showcased how a big branded film can be marketed and delivered to consumers instantaneously across the globe without a wait for the theatrical window. Outside of North America, we premiered the Alex Garland-directed Annihilation, starring Natalie Portman, just weeks after its US theatrical debut and it has enjoyed large audiences in nearly every country for us. We also released a broad range of original films: from Benji for kids and families; to the Seth Rogen/Evan Goldberg produced comedy Game Over, Man; to the Sundance hip-hop biopic Roxanne, Roxanne.
We regret our films not being able to compete at this year’s Cannes film festival. The festival adopted a new rule that means if a film is in competition at Cannes, it can not be watched on Netflix in France for the following three years.4 We would never want to do that to our French members. We will continue to celebrate our films and filmmakers at other festivals around the world but unfortunately we will have to sit out Cannes for now so that our growing French membership can continue to enjoy our original films.
This past quarter, we signed an overall deal with Ryan Murphy, the prolific hit-maker behind American Crime Story: The People vs. OJ Simpson, Nip/Tuck, Glee, American Horror Story and many others. This comes on the heels of similar partnerships with Shonda Rhimes, Shawn Levy and Jenji Kohan. While these overall deals are a substantial investment for us, they allow us to work directly with prolific and talented creators with a proven track record of success. Instead of having to license their shows for a finite period from outside suppliers, we will own the projects we produce with them. This approach also allows us to reduce our reliance on third-party studios and forego the corresponding license premiums we’ve historically paid.
We were proud to celebrate our first feature Academy Award with Bryan Fogel and Dan Cogan, makers of our documentary Icarus. We’re thrilled when the creators with whom we partner are recognized for their exceptional work. The Oscar win helps to reinforce that Netflix is a great home for both documentary lovers and creators.
Marketing

We’re investing in more marketing of new original titles to create more density of viewing and conversation around each title (i.e bigger hit in a nation or demographic). We believe this density of viewing helps on both retention and acquisition, because it makes our original titles even less substitutable. Because we operate in so many countries, we are able to try different approaches in different markets, and continue to learn.

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4 Specifically, the Cannes festival’s new rule is that a French theatrical opening is required of films in competition, and French law in essence requires that if a film is in French theatres, then it cannot be on an SVOD service in France for 36 months. While in other countries we can offer simultaneous exhibition in theatres and on Netflix, that is not permitted in France, so we have to be Netflix-only for our films in France.

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Product and Partnerships

Last year, we launched bundle offers with Proximus (in Belgium), SFR Altice (France) and T-Mobile (US). They have proven to be very successful and we are now adding similar bundle offers with additional MVPD partners. Recently, we announced that we are bundling the Netflix service with packages from Sky which will begin later this year and with Comcast in the US, which are currently being rolled out. These relationships allow our partners to attract more customers and to upsell existing subscribers to higher ARPU packages, while we benefit from more reach, awareness and often, less friction in the signup and payment process. We believe that the lower churn in these bundles offsets the lower Netflix ASP. We remain primarily a direct-to-consumer business, but we see our bundling initiative as an attractive supplemental channel.
In March, we rolled out additional features5 providing members with greater information and control over their Netflix viewing. While we had already offered PIN protection for all content at a certain maturity level, there is now a parental PIN control for individual movies and shows. These new features are part of our ongoing effort to give our members tools to manage how they and their families enjoy Netflix.
Free Cash Flow and Capital Structure

Free cash flow in Q1 was -$287 million (less negative than we expected due to content payment timing differences), compared with -$524 million in Q4’17. We continue to forecast free cash flow of -$3 to -$4 billion in 2018, and to be free cash flow negative for several more years as our original content spend rapidly grows.
We have about $2.6 billion in cash and we will continue to raise debt as needed to fund our increase in original content. Our debt levels are quite modest as a percentage of our enterprise value, and we believe the debt is lower cost of capital compared to equity.
Board of Directors

We’re pleased to add Ambassador Susan Rice6 to our board of directors. Susan is a former National Security Advisor and United States Ambassador to the United Nations. As a global company operating in over 190 countries, Susan’s expertise in international affairs will be valuable.

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5 https://media.netflix.com/en/company-blog/introducing-pin-protection-and-other-enhancements-for-informed-viewing
6 https://media.netflix.com/en/press-releases/ambassador-susan-e-rice-appointed-to-netflix-board-of-directors

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Reference

For quick reference, our eight most recent investor letters are: January 2018,7 October 2017,8 July 2017,9 April 2017,10 January 2017,11 October 2016,12 July 2016,13 April 2016.14
Earnings Video Interview, 3pm PST
Our video interview with Ben Swinburne of Morgan Stanley will be on youtube/netflixir at 3pm PST today. Questions that investors would like to see asked should be sent to benjamin.swinburne@morganstanley.com. Reed Hastings, CEO, David Wells, CFO, Ted Sarandos, Chief Content Officer, Greg Peters, Chief Product Officer and Spencer Wang, VP of IR/Corporate Development will all be on the video to answer Ben’s questions.

IR Contact:	PR Contact:
Spencer Wang	Jonathan Friedland
Vice President, Finance/IR & Corporate Development	Chief Communications Officer
408 809-5360	310 734-2958

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7 https://ir.netflix.com/static-files/0c060a3f-d903-4eb9-bde6-bf3e58761712
8 http://files.shareholder.com/downloads/NFLX/3639218336x0x959841/8E7F87AB-2E5C-41DB-862B-E872EF39B039/Q3_17_Shareholder_Letter_COMBINED.pdf
9 http://files.shareholder.com/downloads/NFLX/3639218336x0x949716/CFB029CB-65E5-43D3-A87D-998FEFAA64C0/Q2_17_Shareholder_Letter.pdf
10 http://files.shareholder.com/downloads/NFLX/3639218336x0x937576/7DAD8A22-F8FE-4339-A534-4A851A5C68E5/Q117ShareholderLetterV2FINAL.pdf
11 http://files.shareholder.com/downloads/NFLX/3639218336x0x924415/A5ACACF9-9C17-44E6-B74A-628CE049C1B0/Q416ShareholderLetter.pdf
12 http://files.shareholder.com/downloads/NFLX/2457496703x0x912075/700E14FD-12BE-4C3A-9283-9A975C7FE549/FINAL_Q3_Letter.pdf
13 http://files.shareholder.com/downloads/NFLX/2457496703x0x900152/4D4F0167-4BE2-4DC1-ACC7-759F1561CD59/Q216LettertoShareholders_FINAL_w_Tables.pdf
14 http://files.shareholder.com/downloads/NFLX/1662264494x0x886428/5FB5A3DF-F23A-4BB1-AC37-583BAEF2A1EE/Q116LettertoShareholders_W_TABLES_.pdf

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Use of Non-GAAP Measures

This shareholder letter and its attachments include reference to the non-GAAP financial measure of free cash flow and EBITDA. Management believes that free cash flow and EBITDA are important liquidity metrics because they measure, during a given period, the amount of cash generated that is available to repay debt obligations, make investments and for certain other activities or the amount of cash used in operations, including investments in global streaming content. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, operating income, diluted earnings per share and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Forward-Looking Statements

This shareholder letter contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding content and marketing spend and strategy, including outside the US; content performance; future capital raises; domestic and international net, total and paid subscribers; revenue; contribution profit (loss) and contribution margin for both domestic international operations, as well as consolidated operating income, operating margin; net income, earnings per share and free cash flow. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively; maintenance and expansion of device platforms for streaming; fluctuations in consumer usage of our service; service disruptions; production risks; actions of Internet Service Providers; and, competition, including consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, as amended by Form 10-K/A, filed with the Securities and Exchange Commission on February 5, 2018. The Company provides internal forecast numbers. Investors should anticipate that actual performance will vary from these forecast numbers based on risks and uncertainties discussed above and in our Annual Report on Form 10-K, as amended by Form 10-K/A. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this shareholder letter.

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Netflix, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Revenues	$3,700,856	$3,285,755	$2,636,635
Cost of revenues	2,196,075	2,107,354	1,657,024
Marketing	479,222	419,939	271,270
Technology and development	300,730	273,351	257,108
General and administrative	278,251	239,808	194,291
Operating income	446,578	245,303	256,942
Other income (expense):
Interest expense	(81,219)	(75,292)	(46,742)
Interest and other income (expense)	(65,743)	(38,681)	13,592
Income before income taxes	299,616	131,330	223,792
Provision for (benefit from) income taxes	9,492	(54,187)	45,570
Net income	$290,124	$185,517	$178,222
Earnings per share:
Basic	$0.67	$0.43	$0.41
Diluted	$0.64	$0.41	$0.40
Weighted-average common shares outstanding:
Basic	434,174	433,108	430,600
Diluted	450,359	448,142	445,458

7

Netflix, Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands)

	As of
	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$2,593,666	$2,822,795
Current content assets, net	4,626,522	4,310,934
Other current assets	597,388	536,245
Total current assets	7,817,576	7,669,974
Non-current content assets, net	11,314,803	10,371,055
Property and equipment, net	341,932	319,404
Other non-current assets	678,486	652,309
Total assets	$20,152,797	$19,012,742
Liabilities and Stockholders' Equity
Current liabilities:
Current content liabilities	$4,466,081	$4,173,041
Accounts payable	436,183	359,555
Accrued expenses	429,431	315,094
Deferred revenue	673,892	618,622
Total current liabilities	6,005,587	5,466,312
Non-current content liabilities	3,444,476	3,329,796
Long-term debt	6,542,373	6,499,432
Other non-current liabilities	139,631	135,246
Total liabilities	16,132,067	15,430,786
Stockholders' equity:
Common stock	1,995,225	1,871,396
Accumulated other comprehensive income (loss)	4,264	(20,557)
Retained earnings	2,021,241	1,731,117
Total stockholders' equity	4,020,730	3,581,956
Total liabilities and stockholders' equity	$20,152,797	$19,012,742

8

Netflix, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Cash flows from operating activities:
Net income	$290,124	$185,517	$178,222
Adjustments to reconcile net income to net cash used in operating activities:
Additions to streaming content assets	(2,986,747)	(2,477,659)	(2,348,666)
Change in streaming content liabilities	378,885	53,446	366,257
Amortization of streaming content assets	1,748,844	1,713,863	1,305,683
Amortization of DVD content assets	11,134	12,289	18,598
Depreciation and amortization of property, equipment and intangibles	19,041	19,073	15,049
Stock-based compensation expense	68,395	48,530	44,888
Other non-cash items	8,209	14,126	21,666
Foreign currency remeasurement loss on long-term debt	41,080	25,740	—
Deferred taxes	(22,049)	(104,132)	(26,764)
Changes in operating assets and liabilities:
Other current assets	(55,905)	(87,090)	(25,402)
Accounts payable	74,083	63,969	(11,000)
Accrued expenses	119,049	(5,169)	93,542
Deferred revenue	55,270	83,197	15,221
Other non-current assets and liabilities	13,830	(33,657)	8,850
Net cash used in operating activities	(236,757)	(487,957)	(343,856)
Cash flows from investing activities:
Acquisition of DVD content assets	(10,796)	(10,507)	(25,372)
Purchases of property and equipment	(37,170)	(21,585)	(52,523)
Change in other assets	(1,786)	(3,749)	(769)
Purchases of short-term investments	—	—	(57,774)
Proceeds from sale of short-term investments	—	—	55,748
Proceeds from maturities of short-term investments	—	—	5,100
Net cash used in investing activities	(49,752)	(35,841)	(75,590)
Cash flows from financing activities:
Proceeds from issuance of common stock	56,335	14,705	24,178
Proceeds from issuance of debt	—	1,600,000	—
Issuance costs	—	(16,828)	—
Other financing activities	(321)	66	61
Net cash provided by financing activities	56,014	1,597,943	24,239
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	7,177	2,181	5,455
Net decrease in cash, cash equivalents, and restricted cash	(223,318)	1,076,326	(389,752)
Cash, cash equivalents, and restricted cash at beginning of period	2,822,795	1,746,469	1,467,576
Cash, cash equivalents, and restricted cash at end of period	$2,599,477	$2,822,795	$1,077,824

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Non-GAAP free cash flow reconciliation:
Net cash used in operating activities	$(236,757)	$(487,957)	$(343,856)
Acquisition of DVD content assets	(10,796)	(10,507)	(25,372)
Purchases of property and equipment	(37,170)	(21,585)	(52,523)
Change in other assets	(1,786)	(3,749)	(769)
Non-GAAP free cash flow	$(286,509)	$(523,798)	$(422,520)

9

Netflix, Inc.
Segment Information
(unaudited)
(in thousands)

	As of / Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Domestic Streaming
Total memberships at end of period	56,705	54,750	50,854
Paid memberships at end of period	55,087	52,810	49,375

Revenues	$1,820,019	$1,630,274	$1,470,042
Cost of revenues	894,873	873,372	749,488
Marketing	228,022	195,784	115,038
Contribution profit	697,124	561,118	605,516

International Streaming
Total memberships at end of period	68,290	62,832	47,894
Paid memberships at end of period	63,815	57,834	44,988

Revenues	$1,782,086	$1,550,329	$1,046,199
Cost of revenues	1,258,809	1,191,497	847,317
Marketing	251,200	224,155	156,232
Contribution profit	272,077	134,677	42,650

Domestic DVD
Total memberships at end of period	3,167	3,383	3,944
Paid memberships at end of period	3,138	3,330	3,867

Revenues	$98,751	$105,152	$120,394
Cost of revenues	42,393	42,485	60,219
Contribution profit	56,358	62,667	60,175

Consolidated

Revenues	$3,700,856	$3,285,755	$2,636,635
Cost of revenues	2,196,075	2,107,354	1,657,024
Marketing	479,222	419,939	271,270
Contribution profit	1,025,559	758,462	708,341
Other operating expenses	578,981	513,159	451,399
Operating income	446,578	245,303	256,942
Other expense	(146,962)	(113,973)	(33,150)
Provision for (benefit from) income taxes	9,492	(54,187)	45,570
Net income	$290,124	$185,517	$178,222

10

Netflix, Inc.
Non-GAAP Information
(unaudited)
(in thousands)

	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018
Non-GAAP Adjusted EBITDA reconciliation:
GAAP net income	$178,222	$65,600	$129,590	$185,517	$290,124
Add:
Other expense	33,150	113,845	92,390	113,973	146,962
Provision for (benefit from) income taxes	45,570	(51,638)	(13,353)	(54,187)	9,492
Depreciation and amortization of property, equipment and intangibles	15,049	18,551	19,238	19,073	19,041
Stock-based compensation expense	44,888	44,028	44,763	48,530	68,395
Adjusted EBITDA	$316,879	$190,386	$272,628	$312,906	$534,014

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